Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Reports Second Quarter 2018 Financial Results

CARLSBAD, Calif., August 2, 2018 – Alphatec Holdings, Inc.  (“ATEC” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions with a mission to improve patient lives through the relentless pursuit of superior outcomes, today reported financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights

•	Total net revenue of $22.0 million; U.S. commercial revenue of $20.4 million, up 6% compared to the first quarter of 2018
•	U.S. commercial gross margin of 69.5%
•	Cash and cash equivalents of $44.9 million at June 30, 2018
•	Operating cash burn (excluding debt service and transaction-related costs) of $3.0 million

Second Quarter Organizational, Commercial, and Product Highlights

•	Continued transition of sales organization and increased contribution from dedicated distribution partners and agents to 57% of U.S. commercial revenue
•	Increased revenue attributable to newly converted surgeons, which more than doubled sequentially
•	Obtained FDA 510(k) clearance for IdentiTi porous titanium interbody implants; successfully completed first surgery in conjunction with alpha launch
•	Obtained two significant, favorable rulings in the patent litigation brought by NuVasive, Inc.
•

Made three key additions to ATEC leadership team: David Sponsel, Area Vice President, South Central United States; Emory Rooney, Vice President, Sales Channel Development; and Robert Judd, Vice President, Finance & Controller, who collectively bring decades of  additional spine industry experience to ATEC

“Our second quarter results, and numerous leading indicators, drive our growing confidence in the bright future for ATEC,” said Pat Miles, Chairman and Chief Executive Officer.  “While we continue to anticipate some short-term variability, we expect that our organic product development machine will accelerate growth. The spine market needs surgeon-driven, outcome-focused innovation, and we are absolutely committed to providing it. We are confident that we are building an organization that will create significant, long-term value.”

Comparison of Financial Results for the Second Quarter 2018 to First Quarter 2018

The following table compares key second quarter 2018 results to first quarter 2018 results.

	Three Months Ended		Change
	June 30, 2018	March 31, 2018	$	%
	(unaudited)	(unaudited)

U.S. commercial revenue	$20,409	$19,201	$1,208	6%
U.S. gross profit	14,178	13,432	746	6%
U.S. gross margin	69.5%	70.0%

Operating Expenses
Research and development	$2,009	$1,786	$223	12%
Sales and marketing	10,673	10,060	613	6%
General and administrative	7,815	6,442	1,373	21%
Amortization of intangible assets	187	177	10	6%
Transaction-related expenses	(62)	1,542	(1,604)	(104%)
Gain on settlement	-	(6,168)	6,168	(100%)
Restructuring	193	398	(205)	(52%)
Total operating expenses	$20,815	$14,237	$6,578	46%

Operating loss	$(6,545)	$(667)	$(5,878)	881%

Interest and other expense	$(1,784)	$(1,645)	$(139)	8%

Loss from continuing operations	$(7,064)	$(1,854)	$(5,210)	281%

Non-GAAP Adjusted EBITDA	$(3,677)	$(2,390)	$(1,287)	54%

U.S. commercial revenue for the second quarter of 2018 was $20.4 million, compared to $19.2 million in the first quarter of 2018.  Results reflect the continued transition of the Company’s distribution channel to more dedicated, scalable partners. Revenue growth generated by the expansion of the dedicated sales channel, coupled with new surgeon adoption, offset the revenue losses associated with the intentional reduction of non-strategic distributor relationships.

U.S. gross profit and gross margin for the second quarter of 2018 were $14.2 million and 69.5%, respectively, compared to $13.4 million and 70.0%, respectively, for the first quarter of 2018. U.S. gross margin stabilized as the Company continued to reduce product costs and optimize its supply chain.

Total operating expenses for the second quarter of 2018 were $20.8 million, compared to $14.2 million in the first quarter of 2018.  The increase is primarily the result of a $6.2 million contract settlement gain recorded in the first quarter of 2018.  On a non-GAAP basis (excluding restructuring charges, stock-based compensation, transaction-related expenses, and the contract settlement gain), total operating expenses in the second quarter increased to $19.5 million, compared to $17.9 million in the first quarter of 2018.  The increase primarily reflects increased sales expenses, litigation support costs, and investments in product development.

Operating loss for the second quarter of 2018 was $6.5 million, compared to a loss of $0.7 million for the first quarter of 2018. The increase is primarily the result of the $6.2 million contract settlement gain recorded in the first quarter of 2018.

Non-GAAP Adjusted EBITDA for the second quarter of 2018 was $(3.7) million, compared to $(2.4) million in the first quarter of 2018.  For more detailed information, please refer to the table, “Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures,” that follows.

Current and long-term debt includes $30.6 million in term debt and $8.2 million outstanding under the Company’s revolving credit facility at June 30, 2018. This compares to $31.5 million in term debt and $8.4 million outstanding under the Company’s revolving credit facility at March 31, 2018.

Cash and cash equivalents were $44.9 million at June 30, 2018, compared to $47.6 million reported at March 31, 2018.

Comparison of Financial Results for the Three and Six Months Ended June 30, 2018 and 2017

Revenue decreased on a year-over-year basis as a result of the continued transition of the Company’s distribution channel to more dedicated, scalable partners and the discontinuation of non-strategic distributor relationships. The year-over-year increase in operating expenses was attributable to litigation support costs, transaction-related expenses associated with the Company’s acquisition of SafeOp Surgical, Inc., and increased investment in product development initiatives as the Company expands its product pipeline. For additional information, please reference the following financial statement tables and the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or before August 3, 2018.

2018 Financial Outlook

ATEC continues to anticipate total revenue in 2018 to approximate $95.0 million, with revenue growth expected to accelerate in the second half of the year.

Favorable Patent Litigation Rulings

ATEC obtained two significant, favorable rulings in the patent litigation brought by NuVasive, Inc.: the first dismissed NuVasive’s design patent counts, covering the implant and sequential dilators used in lateral surgery; the second denied NuVasive’s Motion for Preliminary Injunction, finding that NuVasive had not met its burden of proving either likelihood of success or irreparable harm.  The latter ruling allows ATEC to continue to sell its lateral surgery offering while the lawsuit is pending.

Key Executive Additions

Mr. Sponsel has nearly 20 years’ sales experience, including 13 years in the spine industry.  He spent a decade with Stryker Spine, before leaving to lead Medacta USA’s Spine Division. Mr. Rooney has accumulated over a decade of leadership in spine sales. He joins ATEC from Stryker Spine, where he most recently served as Vice President, Sales, Southeast.  Mr. Judd brings nearly 15 years of accounting and strategic finance experience to ATEC. He joins ATEC following three years with NuVasive, Inc., where he served most recently as Vice President, Finance – Global Process Transformation, after holding finance and accounting leadership positions with Thermo Fisher Scientific, Life Technologies, Allergan, and KPMG.

Non-GAAP Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures such as Adjusted EBITDA.  Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss), excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as sale of assets, settlement gains, impairments, restructuring expenses, severance expenses and transaction-related expenses.  The Company believes that non-GAAP Adjusted EBITDA provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company.  For completeness, management uses non-GAAP Adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures.  The Company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.   Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Investor Conference Call

ATEC will hold a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss second quarter 2018 results. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international callers. The conference ID number is 1956197. A live webcast of the conference call will also be available online from the investor relations page of the Company's corporate website at www.atecspine.com.

A replay of the webcast will remain available on the Company’s website, www.atecspine.com, until the Company releases its third quarter 2018 financial results. In addition, a telephonic replay of the call will be available until November 2, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 1956197.

Inducement Awards Granted

As an inducement to accepting employment with the Company, and in accordance with applicable Nasdaq listing requirements, the Compensation Committee of the Board of Directors approved grants of inducement stock options to purchase, collectively, an aggregate of 115,000 shares of the Company’s common stock (“Options”) and approved the grants of, collectively, 115,000 restricted stock units (RSUs) to the three new employees noted above.  The grants are dated as of May 29, June 18, and July 16, 2018 — the respective dates of employment of each new employee.

The RSUs will vest in equal annual installments on each of the first four anniversaries of the respective dates of employment set forth above.  The Options, which have exercise prices of $3.86, $3.01 and $2.84 per share (based on the closing prices of the Company’s common stock on the respective effective dates of the grants), will vest 25 percent on the first anniversary of the grants and in equal monthly installments of 1/36th of the balance of the Options, provided the recipient remains continuously employed by ATEC as of such vesting date. In addition, the RSUs and Options will fully vest upon a change in control of ATEC.

ATEC is providing this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company that designs, develops, and markets technology for the treatment of spinal disorders associated with disease and degeneration, congenital deformities, and trauma. The Company's mission is to improve lives by providing innovative spine surgery solutions through the relentless pursuit of superior outcomes. The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www.atecspine.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to the Company’s strategy in significantly repositioning the ATEC brand and turning the Company into a growth organization.  The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to:  the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community, including Battalion and Arsenal Deformity; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec settlement agreement. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen

Investor Relations

tjacobsen@moreeffectiveir.com

Company Contact:

Jeff Black

Executive Vice President and Chief Financial Officer

Alphatec Holdings, Inc.

ir@atecspine.com

ALPHATEC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts - unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenues	$22,042	$24,379	$43,349	$52,357
Cost of revenues	7,772	8,631	15,509	19,830
Gross profit	14,270	15,748	27,840	32,527

Operating expenses:
Research and development	2,009	990	3,795	2,439
Sales and marketing	10,673	10,298	20,733	21,401
General and administrative	7,815	5,351	14,257	11,574
Amortization of intangible assets	187	172	364	344
Transaction-related expenses	(62)	-	1,480	-
Gain on settlement	-	-	(6,168)	-
Gain on sale of assets	-	(856)	-	(856)
Restructuring expenses	193	528	591	1,759
Total operating expenses	20,815	16,483	35,052	36,661
Operating loss	(6,545)	(735)	(7,212)	(4,134)
Other income (expense):
Interest expense, net	(1,709)	(1,881)	(3,416)	(3,862)
Other income, net	(75)	2	(13)	7
Total other expense, net	(1,784)	(1,879)	(3,429)	(3,855)
Loss from continuing operations before taxes	(8,329)	(2,614)	(10,641)	(7,989)
Income tax (benefit) provision	(1,265)	15	(1,723)	64
Loss from continuing operations	(7,064)	(2,629)	(8,918)	(8,053)
Loss from discontinued operations	(12)	(68)	(74)	(159)
Net loss	$(7,076)	$(2,697)	$(8,992)	$(8,212)

Net loss per share, basic and diluted:
Continuing operations	$(0.21)	$(0.24)	$(0.32)	$(0.80)
Discontinued operations	(0.00)	(0.01)	(0.00)	(0.02)
Net loss per share, basic and diluted	$(0.21)	$(0.24)	$(0.33)	$(0.82)
Shares used in calculating basic and diluted net loss per share
Shares used in calculating basic and diluted net loss per share	34,030	11,047	27,656	10,033

Stock-based compensation included in:
Cost of revenue	11	11	33	14
Research and development	129	(20)	13	291
Sales and marketing	193	151	304	224
General and administrative	815	269	1,417	690
	$1,148	$411	$1,767	$1,219

ALPHATEC HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,912	$22,466
Accounts receivable, net	11,405	14,822
Inventories, net	28,177	27,292
Prepaid expenses and other current assets	1,778	1,767
Current assets of discontinued operations	251	131
Total current assets	86,523	66,478

Property and equipment, net	12,060	12,670
Goodwill	14,250	-
Intangibles, net	26,382	5,248
Other assets	225	208
Noncurrent assets of discontinued operations	55	56
Total assets	$139,495	$84,660

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,354	$3,878
Accrued expenses	24,607	22,246
Current portion of long-term debt	6,682	3,306
Current liabilities of discontinued operations	385	312
Total current liabilities	35,028	29,742

Total long term liabilities	50,644	57,973
Redeemable preferred stock	23,603	23,603
Stockholders' equity	30,220	(26,658)
Total liabilities and stockholders' deficit	$139,495	$84,660

ALPHATEC HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands - unaudited)

	Three Months Ended	Three Months Ended		Six Months Ended
	March 31,	June 30,		June 30,
	2018	2018	2017	2018	2017

Operating expenses	14,237	20,815	16,483	35,052	36,661
Adjustments:
Stock-based compensation	(597)	(1,137)	(400)	(1,734)	(1,205)
Restructuring	(398)	(193)	(528)	(591)	(1,759)
Transaction-related expenses	(1,542)	62	-	(1,480)	-
Gain on settlement	6,168	-	-	6,168	-
Gain on sale of assets	-	-	856	-	856
Non-GAAP operating expenses	$17,868	$19,547	$16,411	$37,415	$34,553

	Three Months Ended	Three Months Ended		Six Months Ended
	March 31,	June 30,		June 30,
	2018	2018	2017	2018	2017

Operating loss, as reported	$(667)	$(6,545)	$(735)	$(7,212)	$(4,134)
Add back:
Depreciation	1,592	1,457	1,636	3,049	3,270
Amortization of intangible assets	294	132	234	426	468
Total EBITDA	1,219	(4,956)	1,135	(3,737)	(396)

Add back significant items:
Stock-based compensation	619	1,148	411	1,767	1,219
Restructuring	398	193	528	591	1,759
Transaction-related expenses	1,542	(62)	-	1,480	-
Gain on settlement	(6,168)	-	(856)	(6,168)	(856)

Adjusted EBITDA	$(2,390)	$(3,677)	$1,218	$(6,067)	$1,726

ALPHATEC HOLDINGS, INC.
RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT
(in thousands, except percentages - unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues by source
U.S. commercial revenue	$20,409	$21,877	$39,610	$45,314
Other	1,633	2,502	3,739	7,043
Total revenues	$22,042	$24,379	$43,349	$52,357

Gross profit by source
U.S.	$14,178	$15,521	$27,610	$31,789
Other	92	227	230	738
Total gross profit	$14,270	$15,748	$27,840	$32,527

Gross profit margin by source
U.S.	69.5%	70.9%	69.7%	70.2%
Other	5.6%	9.1%	6.1%	10.5%
Total gross profit margin	64.7%	64.6%	64.2%	62.1%